LOAN AGREEMENT

This LOAN AGREEMENT (this "**Agreement**") made as of this 26 day of February 2019 (the "**Effective Date**"), by and between (i) Mr. Nimrod Ben Yehuda, holder of Israeli I.D. No. 051795631 and/or Nir Ecology Ltd., a company organized under the laws of Israel, company No. 511415382, having its principal place of business at POB 182 Kiryat Tivon 3601101 (the "**Borrower**"); and (ii) Pimi Agro Cleantech Ltd., a company organized under the laws of Israel, company No. 513497123, having its principal place of business at Kibbutz Alonim, POB 360, Kiryat Tivon 3601201, Israel, Israel (the "**Lender**").

WHEREAS, Nir Ecology Ltd. is a private company, controlled by Mr. Nimrod Ben-Yehuda, a director and CTO of the Lender; and;

WHEREAS, The Borrower wishes the Lender to extend a loan to the Borrower, and the Lender wishes to extend a loan to the Borrower, under the terms and conditions set forth herein; and;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. <u>RESITALS; HEADINGS</u>

1.1. The preamble to this Agreement constitutes an integral part hereof.

1.2. The headings herein are designated for convenience purposes only and shall not affect the interpretation of this Agreement.

2. <u>LOAN; INTEREST</u>

2.1. <u>Loan</u>. Within 7 days following the date hereof, the Lender shall extend to the Borrower a loan in the aggregate amount of NIS 50,000 (the "**Loan Amount**"), in one installment, all under the terms and conditions of this Agreement. The Loan Amount shall bear interest at an annual compounded rate of four percent (4%) from the date the Loan Amount was actually provided to the Lender (the "**Interest**") and until the Repayment Date (as defined below).

2.2. <u>Payment</u>. The Loan Amount shall be transferred by wire transfer to the Borrower bank account, pursuant to the instructions in writing to be provided by the Borrower to the Lender.

3. <u>REPAYMENT</u>

3.1. The Loan Amount and the Interest accrued thereon, shall be due and payable, as described below

3.1.1. In the event of termination of the Borrower's engagement with the Lender for any reason whatsoever within three (3) years of the Effective date: the Loan Amount and the Interest accrued thereon shall be paid by the Borrower in twenty-four (24) equal monthly payments. It being understood that if the Lender shall owe any sum to be Borrower, such sum will be set-off from the Loan Amount and the Interest accrued thereon; or

3.1.2. In the event that the Borrower continue his engagement with the Lender for a period of 3 (three) years following the Effective Date, the Loan Amount and the Interest accrued thereon shall be considered as a grant, will be added to Mr. Ben Yehuda's salary paid to him by Borrower (the "**Grant**"), and neither the Borrower nor Mr. Ben Yehuda shall have any obligation to the Lender pursuant to this Agreement. In such event, the Borrower shall

deduct withholdings at source from Mr. Ben Yehuda's salary (including the Grant), according to any applicable law, and the Lender and Mr. Ben Yehuda agree that the Borrower shall be entitled to make such deductions.

3.2. The Loan Amount and/or Interest may be prepayable in whole or in part by the Borrower without the prior written consent of the Lender.

4. REPRESENTATIONS AND WARRANTIES

Each party represents and warrants that this Agreement has been authorized by all required corporate action and constitutes valid and legally binding obligation of a party, enforceable against it in accordance with its terms

5. MISCELLANEOUS

5.1. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

5.2. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

5.3. The rights, privileges, or obligations set forth in, arising under, or created by this Agreement shall not be assignable and/or transferable by a party without the consent of the other party.

5.4. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof.

5.5. Any term of this Agreement may be amended only with the written consent of all of the parties to this Agreement, and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by a written waiver by the party or parties waiving its/their rights.

5.6. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be sent by electronic mail to the addresses designated by the parties in writing from time to time, or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, to the addresses set forth above. Any notice sent in accordance with this Section shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent electronic mail, upon transmission and electronic confirmation of receipt or, if transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt.

5.7. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable

under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

5.8. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, excluding that body of law pertaining to conflict of law. Any disputes arising under or in relation to this Agreement shall be resolved exclusively by the competent courts of Tel-Aviv.

IN WITNESS WHEREOF the parties have signed this Agreement in one or more counterparts as of the date first herein above set forth.

Nir Ecology Ltd.

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By: Nimrod Ben-Yehuda

Title: Owner

Nimrod Ben-Yehuda

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Pimi Agro Cleantech Ltd.

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By: Benad Goldwasser

Title: ____________